Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of NantHealth, Inc. (Form S-8 No. 333-211886) pertaining to the 2016 Equity Incentive Plan and Phantom Unit Plan of NantHealth, Inc. of our report dated March 31, 2017, with respect to the consolidated financial statements of NantOmics, LLC, included in NantHealth, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Mayer Hoffman McCann, P.C.
Los Angeles, California
March 31, 2017